Exhibit 10.155

                      ASSIGNMENT OF RECORD TITLE INTEREST

UNITED STATES OF AMERICA
OUTER CONTINENTAL SHELF
OFFSHORE LOUISIANA
                                  WITNESSETH:

THAT, SANTA FE ENERGY RESOURCES, INC., a Delaware corporation, the address of which is 1616 South Voss, Suite 1000, Houston, Texas 77057 ( Assignor ), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, convey, assign, transfer and deliver to READING & BATES DEVELOPMENT CO., a Delaware corporation, the address of which is 901 Threadneedle, Houston, Texas 77079-2902 ( Assignee ), an undivided fifty percent (50.00000%) record title interest (the Interest ) in and to the following described Oil and Gas Lease (hereinafter the Lease ), to wit:

      Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, bearing Serial No. OCS-G 16567, effective September 1, 1996 covering all of Block 786, Ewing Bank, OCS Official Protraction Diagram, NG 15-12, containing approximately 2006.38 acres, more or less.

TO HAVE AND TO HOLD the Interest in and to the Lease unto Assignee, its successors and assigns, together with all rights and privileges appurtenant thereto, subject to and in accordance with all the terms and provisions of the Lease.

This  Assignment  is  made without  warranty  of  title,  express, implied  or statutory, except as to persons lawfully claiming by, through or under Assignor, but not otherwise; however, Assignee shall have the right of full substitution and subrogation, to the extent assignable, in and to any and all rights and actions in warranty which Assignor may have against its predecessors in title.

This Assignment is made by Assignor and accepted by Assignee subject to all the terms and conditions of that certain Participation Agreement dated December 4, 1996. Assignor warrants that the Interest is not subject to any liens or encumbrances other than Lessor s royalty and that lease bonus and delay rentals have been paid to date.

The terms and conditions of this Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

This Assignment is made effective December 11, 1996, subject to the approval by the Minerals Management Service, United States Department of the Interior, pursuant to 30 CFR 256.

IN WITNESS WHEREOF, this Assignment is executed as of the dates shown in the respective acknowledgments of the parties hereto, but effective for all purposes as of December 11, 1996.

                                   ASSIGNOR:

Witnesses:                          SANTA FE ENERGY RESOURCES, INC.



                                    By:         A. T. McCarroll
                                    Title:      Division Manager, Exploration
                                                Gulf Division

                                    ASSIGNEE:

Witnesses:                          READING & BATES DEVELOPMENT CO.

                                    By:     Wayne K. Hillin
                                    Title:  Secretary